CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of 2000 New Commerce, Inc., a Nevada corporation (the "Company"), on Form 10-QSB for the period ending September 30, 2003, as filed with the Securities and Exchange Commission (the "Report"), I, Troy Nikolai, Chief Executive Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), that to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Troy Nikolai

Troy Nikolai

Dated: December 21, 2005